CONSENT AND AMENDMENT TO NOTEHOLDERS AGREEMENT

This Consent and Amendment (the “Amendment”) to Noteholders Agreement (“Agreement”) dated as of February 6, 2004 by and among Essex Woodlands Health Ventures V, L.P., a Delaware limited partnership (“Essex”), Galen Partners III, L.P., a Delaware limited partnership (“Galen”), acting in its capacity as a Holder (as defined herein) and as agent for the Holders (“Agent”) and Care Capital Investments II, L.P., a Delaware limited partnership (“Care Capital”), certain of the affiliates of Care Capital and Galen and certain other participants in the Senior Note (such affiliates and participants, together with Galen, Care and Essex, the “Holders”), is dated as of June 28, 2007. Capitalized terms appearing in this Amendment without definition will have the meanings ascribed to such terms in the Agreement.

PRELIMINARY STATEMENTS

The parties thereto wish to amend the Agreement to allow the Agent with the consent of holders of not less than 98.38% of the aggregate Participation Percentage to amend the Senior Note and the Loan (as defined in the Loan Agreement, as amended through the date hereof) with respect to the maturity date and interest rate applicable thereto. In addition, the parties hereto wish to consent to extension of the maturity date of the Senior Note and the Loan to September 30, 2007. Previously said Loan and Senior Note were due to mature on June 30, 2007.

AMENDMENT AND CONSENT

In consideration of the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1   CONSENT

The parties hereto hereby irrevocably consent to the extension of the maturity date of the Loan and the Senior Note to September 30, 2007.

ARTICLE 2

AMENDMENT OF NOTEHOLDERS AGREEMENT

2.1   The Agreement is hereby amended as follows:

A.  Section 2.1 of the Agreement is amended by adding a new subsection (f) as follows:

(f) “Notwithstanding the foregoing the Agent is authorized to amend the Senior Note and the Loan (as defined in the Loan Agreement, as amended through the date of Amendment of the Agreement dated as of June 28, 2007) to modify the interest rate applicable thereto and to extend the maturity thereof, with the consent of the holders of not less than 98.38% of the aggregate Participation Percentage.”

B.  Section 5.6 of the Agreement is replaced in its entirety with the following:

“No modification or amendment to this Agreement may be made except by a written instrument signed by the Agent and the Requisite Holders; provided, that any amendment to Article 4 shall require the written consent of each Claimant; and further provided that any modification to Section 2.1(f) shall require the approval of holders of not less than 98.38% of the aggregate Participation Percentage.”

ARTICLE 3

MISCELLANEOUS

3.1  GOVERNING LAW

This Amendment and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Amendment were negotiated, excluding to the greatest extent permitted by law any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

3.2  SEVERABILITY

If any provision or portion of any provision of this Amendment is held to be unenforceable or invalid by any court of competent jurisdiction, the remaining portions of any such provision and the remaining provisions hereof shall remain in effect.

3.3  COUNTERPARTS

This Amendment may be executed simultaneously in one or more counterparts, including by facsimile copy, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Consent and Amendment to Noteholders Agreement as of the date first written above.

LENDER AND AGENT: GALEN PARTNERS III, L.P. By: Claudius, L.L.C., General Partner 610 Fifth Avenue, 5th Fl. New York, New York 10019		LENDER: CARE CAPITAL OFFSHORE INVESTMENTS II, LP By: Care Capital II, LLC, as general partner 47 Hulfish Street, Suite 310 Princeton, NJ 08542
/s/ Bruce Wesson	By:	/s/ David Ramsay
By: Bruce Wesson		By: David R. Ramsay
Its: General Partner		Its: Authorized Signatory

LENDER: GALEN PARTNERS INTERNATIONAL, III, L.P. By: Claudius, L.L.C., General Partner 610 Fifth Avenue, 5th Floor New York, New York 10020		LENDER: CARE CAPITAL INVESTMENTS II, LP By: Care Capital II, LLC, as general partner 47 Hulfish St., Suite 310 Princeton, NJ 08542

/s/ Bruce Wesson	By:	/s/ David Ramsay
By: Bruce Wesson		Name: David R. Ramsay
Its: General Partner		Title: Authorized Signatory

LENDER: GALEN EMPLOYEE FUND III, L.P. By: Wesson Enterprises, Inc. 610 Fifth Avenue, 5th Floor New York, New York 10020		LENDER: ESSEX WOODLANDS HEALTH VENTURES V, L.P. 190 South LaSalle Street, Suite 2800 Chicago, IL 60603

/s/ Bruce Wesson		/s/ Immanuel Tharangaj
By: Bruce F. Wesson		By: Immanuel Thangaraj
Its: General Partner		Its: Managing Director

LENDER: MICHAEL WEISBROT 1136 Rock Creek Road Gladwyne, Pennsylvania 19035		LENDER: SUSAN WEISBROT 1136 Rock Creek Road Gladwyne, Pennsylvania 19035

/s/ Michael Weisbrot		/s/ Susan Weisbrot

LENDER: DENNIS ADAMS 120 Kynlyn Road Radnor, Pennsylvania 19312	LENDER: GEORGE E. BOUDREAU 222 Elbow Lane Haverford, PA 19041

/s/ Dennis Adams	/s/ George Boudreau

LENDER: PETER STIEGLITZ RJ Palmer LLC 156 West 56th Street, 5th Floor New York, New York 10019	LENDER: JOHN E. HEPPE, JR. 237 W. Montgomery Avenue Haverford, Pennsylvania 19041

/s/ Peter Stieglitz	/s/ John Heppe